UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2013

UNUM GROUP

(Exact name of registrant as specified in its charter)

Delaware	001-11294	62-1598430
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Fountain Square

Chattanooga, Tennessee 37402

(Address of principal executive offices) (Zip Code)

(423) 294-1011

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 20, 2013, Kevin P. McCarthy, Executive Vice President and Chief Operating Officer of Unum Group (“Unum Group” or the “Company”) and President and Chief Executive Officer of its Unum US operating unit, notified the Company that he intends to retire on March 14, 2014. On May 23, 2013, the Company announced that Michael Q. Simonds has been appointed to succeed Mr. McCarthy as President and Chief Executive Officer of Unum US effective July 1, 2013 and that Mr. McCarthy will continue to serve as Executive Vice President and Chief Operating Officer of the Company. A copy of the Company’s news release concerning the retirement of Mr. McCarthy and the appointment of Mr. Simonds is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits. The following exhibit is filed with this report:

99.1	News release of Unum Group dated May 23, 2013, concerning the retirement of Kevin P. McCarthy and the appointment of Michael Q. Simonds as President and Chief Executive Officer of Unum US.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Unum Group (Registrant)

Date: May 23, 2013	By:	/s/ Susan N. Roth
		Name:	Susan N. Roth
		Title:	Vice President, Transactions, SEC and Corporate Secretary

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	News release of Unum Group dated May 23, 2013, concerning the retirement of Kevin P. McCarthy and the appointment of Michael Q. Simonds as President and Chief Executive Officer of Unum US.